Exhibit 16.1

MENDOZA
BERGER
COMPANY, L.L.P.
Certified Public Accountants

May 8, 2008

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Marani Brands, Inc., f/k/a Fit for Business International, Inc.
Commission File No. 333-123176

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated May 8, 2008 regarding our Firm. We have no basis to agree or disagree with any other statements made under Item 4.01.

Regards,

Mendoza Berger & Company, LLP

Mendoza Berger & Company, LLP

Main Office
9838 Research Drive • Irvine, CA 92618
949.387.9850 • Fax 949.387.9652

500 Citadel Drive, Suite 210 • Los Angeles, CA 90040
323.890.8180 • Fax 323.890.1077